Exhibit 99.7

BravoSolution to Acquire Verticalnet

Combination will create $60 million supply management solutions leader with strong presence in US and Europe

MALVERN PA, October 26, 2007 – Verticalnet, Inc. (Nasdaq: VERT), a leading US provider of on-demand supply management solutions for Global 2000 enterprises and mid-market companies, announced today the execution of a definitive agreement under which BravoSolution, S.p.A., a leading European provider of supply management software and services, will acquire Verticalnet in a transaction valued at approximately $15.2 million, including the assumption of all outstanding Verticalnet debt and other liabilities of Verticalnet related to the transaction.

Under the terms of the definitive agreement, BravoSolution will acquire all the outstanding shares of Verticalnet common stock at a price of $2.56 per share. BravoSolution will also acquire all the outstanding shares of Verticalnet Series B Preferred for $3,205,000 (as further detailed below). The proposed transaction is subject to approval by Verticalnet’s shareholders, and other customary closing conditions.

Concurrent with the signing of the merger agreement, BravoSolution agreed to purchase 322,007 shares of Verticalnet Series C Preferred Stock for $824,338 with the closing of this financing to be completed on October 31, 2007. The Series C Preferred Stock will be convertible into common stock at $2.56 per share. Verticalnet intends to use the proceeds from the share issuance for immediate working capital needs.

If the proposed transaction is completed, the combination of Verticalnet and BravoSolution will create one of the leading supply management solutions providers. With a strong presence in the United States, Europe, and China, the combined entity will be able to provide outstanding sourcing services and solutions to corporations and public sector entities worldwide.

Since the two companies address complementary geographic markets and customers and offer products with complementary features, the combined entity intends to continue to support and invest in all existing solution modules going forward. As a result, BravoSolution plans to continue and increase the investment in Verticalnet’s XE Supply Management Suite as well as expand Verticalnet’s current sales and service organization in order to accelerate growth in North America and Europe while continuing to offer all customers the highest quality of service.

Founded in Italy in 2000, BravoSolution is a major provider of supply management solutions in Europe, with an expanding presence in Asia. A profitable company with 2007 revenues expected to be approximately $46 million, BravoSolution supports over 300 customers, including corporations and public sector entities, in 18 countries with their leading combination of eSourcing and spend management software and services. As an independently operated, majority owned subsidiary of Italcementi Group, BravoSolution offers Verticalnet’s customers continuity of product and people combined with a strong balance sheet and the commitment of resources necessary to continue to grow.

The parent company of BravoSolution, Italcementi Group, is one of Italy’s 10 largest industrial companies and the world’s fifth largest cement producer. It is publicly traded in Italy and is included on the S&P/MIB Index of the Italian Stock Exchange.

Reasons for the Transaction

The Verticalnet Board of Directors has unanimously approved the acquisition of Verticalnet by BravoSolution and recommends that Verticalnet shareholders vote in favor of the transaction. As structured, and if approved by shareholders, the transaction will result in the continuity of Verticalnet’s business while ensuring that all financial and contractual obligations of the company are met. BravoSolution will assume all of Verticalnet’s debt obligations, trade payables, and contractual commitments from the time the transaction is completed, with Verticalnet’s outstanding debt to be repaid at closing:

Reasons for recommending the transaction to shareholders include:

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Verticalnet has undertaken a lengthy and extensive process to seek a potential buyer for the business and has received several indications of interest from both strategic and financial buyers over the past nine months. The Verticalnet Board of Directors believes that the offer from BravoSolution represents the best offer received in terms of both financial return to shareholders and treatment of Verticalnet’s broad base of constituents including customers, suppliers, creditors, and employees. Verticalnet and BravoSolution entered into a non-binding letter of intent on August 31, 2007 which subsequently led to the transaction announced today.

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At $2.56 per share of common stock, this transaction represents a premium of 28% over the $2.00 conversion price for the Series B Preferred Stock financing which was completed by Verticalnet on June 1, 2007. The Series B Preferred Stock financing resulted in the issuance of preferred shares convertible into approximately 1.1 million shares of Verticalnet common stock, or 40% of the Company’s current total shares outstanding on a fully diluted basis.

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Verticalnet’s debt and liquidity position has been challenging for some time, as most recently disclosed in Verticalnet’s Form 10-Q for the period ended June 30, 2007. Currently Verticalnet has $5.3 million in debt that is due and payable within the next 6 months. As of September 30, 2007 Verticalnet’s cash balance had decreased to approximately $640,000, which represented a further erosion of the Company’s liquidity position.

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Verticalnet’s preliminary financial results for the three months ended September 30, 2007 indicate a continuation of recent operating challenges. Preliminary revenues are expected to be in the range of $3.0 to $3.1 million for the three months ended September 30, 2007 as compared to $3.4 million for the previous quarter ended June 30, 2007 and $4.2 million for the same period in 2006, representing a decrease of approximately $0.3 to $0.4 million as compared to previous quarter and decreased by $1.1 to $1.2 million compared to the same period in 2006. Preliminary operating losses are expected to be in the range of $1.6 to $1.8 million for the three months ended September 30, 2007 which is within the same range as the previous quarter and improved versus the quarter ended September 30, 2006 operating loss of $2.2 million. Given Verticalnet’s current revenue base and significant G&A expenses associated with operating as a public entity, it is uncertain when or if Verticalnet would be able to achieve profitable operations as a stand-alone business.

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Verticalnet’s alternative to the sale of the business would require a significant capital raise of over $10.0 million which would adequately address balance sheet requirements and ensure business continuity. Such a financing would neither be assured of success nor assured of completion on terms as favorable to Verticalnet shareholders as the BravoSolution offer.

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Despite Verticalnet’s strong product offering and reputation for delivering value to our customers, concerns about Verticalnet’s debt and liquidity position have impeded its ability to sell its products and services. BravoSolution, as a profitable subsidiary of a major corporation, provides the financial backing and stability demanded by many of Verticalnet’s target customers.

Transaction Structure

Under the terms of the definitive agreement executed by Verticalnet and BravoSolution, BravoSolution will acquire 100% of Verticalnet’s outstanding common and preferred stock in an all cash transaction. There is no financing contingency to the transaction. It is anticipated that after completion of the transaction, Nathanael V. Lentz, the President and CEO of Verticalnet and his management team will be responsible for the North American operations of the combined entity.

Upon the approval of the transaction by Verticalnet shareholders, Verticalnet common shareholders will receive $2.56 per share of common stock. Verticalnet Series B Preferred shareholders who are not members of the board or part of management will receive $0.38750 per preferred share. Members of the board and management who own Series B Preferred will receive $0.26875.

Pursuant to a voting agreement among the Company, BravoSolution, and the Series B Preferred shareholders, Shareholders representing approximately 28% of the current outstanding voting power of Verticalnet have agreed to vote in favor of the merger transaction.

Concurrent with the signing of the merger agreement, BravoSolution agreed to purchase 322,007 shares of Verticalnet Series C Preferred Stock for the purchase price of $824,338 with the closing of this financing to be completed on October 31, 2007. The Series C Preferred Stock will be convertible into 322,007 shares of Verticalnet common stock at a conversion price of $2.56 per share. The transaction will result in net proceeds to Verticalnet of approximately $800,000 after deducting estimated expenses. Verticalnet intends to use the proceeds from the share issuance for immediate working capital needs. BravoSolution will be entitled to vote on the transaction with respect to these shares, which may be converted into shares of common stock prior to the record date for the shareholder meeting and would then represent approximately 12.4% of the outstanding votes.

Under the merger agreement, Verticalnet may solicit alternative acquisition proposals from third parties through November 19, 2007. The Board of Directors of Verticalnet intends to solicit proposals during this period. There can be no assurances that the solicitation of proposals will result in an alternative transaction. Verticalnet does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision regarding any alternative proposals. BravoSolution is entitled to a break-up fee of 5.99% of Verticalnet enterprise value based on the BravoSolution offer, plus transaction expenses, if the merger agreement is terminated as a result of an alternative proposal.

Verticalnet and BravoSolution anticipate that the transaction will close during the first quarter of 2008, subject to the approval by Verticalnet’s shareholders and other customary closing conditions.

“The combination with BravoSolution provides value to our shareholders, continuity to our customers, will result in the repayment of all of our debt outstanding and will provide for new and enhanced opportunities for our employees” said Nathanael V. Lentz, Verticalnet’s President and CEO. “Our organizations are already closely aligned in terms of commitment to customer service and delivering leading solutions. While we operate in similar arenas, our solution sets have been developed in response to different marketplaces. Our products and services are complementary and BravoSolution is committed to support Verticalnet’s current software solutions and its new existing customers.”

“As BravoSolution seeks to expand its global presence and enter the US market, Verticalnet has emerged as a leading player in the supply management solutions space as the result of a great management team, market leading products and a growing base of referenceable customers,” said Federico Vitaletti, CEO of BravoSolution. “While Verticalnet’s team and solutions are leaders in the supply management space, its position as a small public company has hindered its ability to win new customers. We have every expectation that the combined force of Verticalnet’s leading solutions and BravoSolution’s strong financial backing will lead to increased success in the United States and a further strengthening of BravoSolution’s positioning in Europe.”

About Verticalnet

Verticalnet, Inc. (Nasdaq: VERT) is a leading provider of supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Verticalnet is helping leading Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise.

About Bravo Solution

BravoSolution S.p.A. is a leading international provider of eSourcing solutions. Its mission is to generate value by supporting its clients in the improvement of procurement processes through innovative web-based technologies and services. Founded in Italy in June 2000 by the Italcementi Group, BravoSolution effectively combines professional expertise and technological excellence in the area of sourcing in order to deliver valuable results to its numerous customers worldwide. BravoSolution has offices in London Madrid, Milan, Paris, Rome and Shanghai. In the United Kingdom, BravoSolution is the sole approved provider of eSourcing Services under the Framework Agreement managed by an Executive Agency of the UK Treasury (OGC). BravoSolution has a team of more than 250 professionals and has now managed over 70,000 online negotiations, totaling over $50 billion of spend.

Cautionary Note Regarding Forward-looking Statements

This release contains one or more forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in Verticalnet’s filings with the Securities and Exchange Commission (SEC). Specifically, Verticalnet makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. In addition to the risks and uncertainties set forth in Verticalnet’s SEC reports or periodic reports, the proposed transaction described in this release could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Verticalnet and others related to the merger agreement; failure to obtain shareholder approval or any other failure to satisfy other conditions required to complete the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and the amount of the costs, fees, expenses and charges related to the merger. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The companies do not undertake any obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Verticalnet by BravoSolution. In connection with the proposed transaction, Verticalnet will file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and Verticalnet and BravoSolution intend to file other relevant materials with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Verticalnet. Before making any voting decision, shareholders of Verticalnet are urged to read all relevant documents filed with the SEC when they become available, including Verticalnet’s proxy statement, because they will contain important information about the proposed transaction, Verticalnet and BravoSolution. This communication is not a solicitation of a proxy from any shareholder of Verticalnet.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Verticalnet shareholders may obtain free copies of the documents filed with the SEC when available by contacting Verticalnet’s Investor Relations at Investorrelations@verticalnet.com

Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Verticalnet or BravoSolution with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

BravoSolution and its directors and executive officers, and Verticalnet and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Verticalnet stock in respect of the proposed transaction. Information about the directors and executive officers of Verticalnet and their ownership of Verticalnet stock is set forth in Verticalnet’s proxy statement for Verticalnet’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 6, 2007. Shareholders may obtain additional information regarding the interest of Verticalnet’s directors and executive officers in the proposed transaction by reading the proxy statement regarding the merger when it becomes available.